                                                                 EXHIBIT (a)(44)

--------------------------------------------------------------------------------
                    SPECIAL EDITION FOR PART-TIME EMPLOYEES
--------------------------------------------------------------------------------
                          NATIONWIDE BENEFIT QUESTIONS

                                AUGUST 19, 1998


Q#1: WHAT IS THE MINIMUM REQUIRED NUMBER OF PART-TIME HOURS WORKED NECESSARY TO PARTICIPATE IN THE BENEFIT PROGRAM? WILL PART-TIME SERVICE TRANSFER OVER TO NATIONWIDE?

               Nationwide pays employees on a biweekly basis. The minimum number of hours an individual must be regularly scheduled to work during a two week period (biweekly) is 38.75. All individuals scheduled to work at least 38.75 hours per biweekly pay period are eligible for Nationwide benefits.
               To the extent ALLIED employees participate in the various Nationwide benefits plans, all part-time, salaried employee service will be recognized.

Q#2:     WILL PART-TIME EMPLOYEES RECEIVE HOLIDAY PAY?

               Holidays for part-time employees and employees working an alternative work schedule, are prorated and applied to match the hours worked.

Q#3: AS A PART-TIME EMPLOYEE WORKING 1,000 OR MORE HOURS A YEAR, I AM ELIGIBLE FOR 401(k) AND ESOP CONTRIBUTIONS AT ALLIED. WHAT DOES NATIONWIDE OFFER FOR PART-TIME EMPLOYEES? 401(k)? SICK LEAVE?

               Salaried employees who are regularly scheduled to work at least
         38.75 hours bi-weekly (two-week period) are eligible to participate in all benefit plans. If you continue as a part-time employee you will be eligible for the Nationwide 401(k) program. Sick leave, vacation, personal days and family illness day benefits are pro-rated based upon the number of hours the employee is regularly scheduled to work as of the award date. Under these plans, for part-time and alternative work environment employees, one day equals 1/10 of their regularly scheduled bi-weekly hours.

Q#4:     I WORK 30 HOURS PER WEEK. AS A PART-TIME EMPLOYEE WILL I RECEIVE
         BENEFITS?

               As described in Answer # 2 of the July 29 Update, sick leave, vacation, personal days and family illness day benefits are pro-rated based upon the number of hours the employee is regularly scheduled to work. For part-time employees, one day equals 1/10 of their regularly scheduled bi-weekly hours. As a part-time employee you will be eligible for the Nationwide 401(k) program.

--------------------------------------------------------------------------------

Q#5: FULL-TIME EMPLOYEES CAN CARRY OVER 10 DAYS OF VACATION. HOW MANY DAYS OR HOURS CAN A PART-TIME EMPLOYEE CARRY OVER?

               Ten days. Sick leave, vacation, personal days and family illness day benefits are pro-rated based upon the number of hours the employee is regularly scheduled to work. Under these plans, for part-time employees, one day equals 1/10 of their regularly scheduled bi-weekly hours. The 10 day carry-over provision also applies to employee on a part-time schedule.

Q#6:     IS JOB SHARING AN OPTION? HOW DOES JOB SHARING WORK?

               The Nationwide Insurance Enterprise has a formal Alternative Work Environment (AWE) policy. The AWE policy covers flextime, compressed work weeks, shift work, telecommuting, part-time employment, job sharing and other forms of non-traditional work schedules.
               The AWE policy is enabling. That is, when business conditions dictate or permit an AWE schedule without a reduction in customer service/results, individual supervisors and managers have the authority to fashion a work solution that is in the best interest of both the companies and the employee.

Q#7:     DO PART-TIME EMPLOYEES GET MEDICAL BENEFITS?

               Part-time employees regularly scheduled to work at least half time (half of the standard workweek) are generally eligible to participate in most of the same benefits plans as full time employees--including medical coverage.


                                      -2-